EXHIBIT 10.5

               FINANCIAL ADVISORY AND INVESTMENT BANKING AGREEMENT

            This Agreement is made and entered into on the 1st day of July 1996 between GKN Securities Corp. ("GKN" or the "Consultant") and US Opportunity Search, Inc. (the "Company").

            In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

            1. The Company hereby engages Consultant hereof to render financial consulting and investment banking advice to the Company upon the terms and conditions set forth herein.

            2. This Agreement shall commence on July 1, 1996 and continue for a term of twenty-four (24) months.

            3. During the term of this Agreement, Consultant shall provide the Company with such regular and customary financial consulting advice as is reasonably requested by the Company, provided that Consultant shall not be required to undertake duties not reasonably within the scope of this Agreement. It is understood and acknowledged by the parties that the value of Consultant' advice is not readily quantifiable, and that although Consultant shall be obligated to render the advice contemplated by this Agreement upon the reasonable request of the Company, in good faith, Consultant shall not be obligated to spend any specific amount of time in so doing. Consultant' duties may include, but will not necessarily be limited to, providing recommendations concerning the following financial and related matters:

               (a) Disseminating information about the Company to the investment community at large;

               (b) Rendering advice and assistance in connection with the preparation of annual and interim reports and press releases;

               (c) Assisting in the Company's financial public relations;

               (d) Arranging, on behalf of the Company, at appropriate times, meetings with securities analysts;

               (e) Rendering advice with regard to internal operations, including:

                  (i) the formation of corporate goals and their implementation;
                  (ii) the Company's financial structure and its divisions or subsidiaries;
                  (iii) securing, when and if necessary and possible, additional financing through banks and/or insurance companies; and
                  (iv)  corporate organization and personnel; and


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            (f) Rendering advice with regard to any of the following corporate finance matters:

                (i)    changes in the capitalization of the Company;
                (ii)   changes in the Company's corporate structure;
                (iii)  redistribution of shareholdings of the Company's stock;
                (iv) offerings of securities in public and private transactions;
                (v)    alternative uses of corporate assets;
                (vi)   structure and use of debt; and
                (vii) sales of stock by insiders pursuant to Rule 144 or otherwise.

            In addition to the foregoing, upon Company's request, Consultant agrees to furnish advice to the Company in connection with (A) the acquisition of and/or merger with other companies, the sale of the Company itself, or any of its assets, subsidiaries or affiliates, or similar type of transaction (hereinafter referred to as a "Transaction"), and (B) financings from financial institutions, including but not limited to lines of credit, performance bonds, letters of credit, loans or other financings (hereinafter referred to as a "Bank Financing").

            Consultant shall also render such other financial consulting and/or investment banking services ("Other Services") as may from time to time be agreed upon by Consultant and the Company.

            4. The Company shall pay Consultant the following compensation:

               (a) upon execution of this Agreement, the Company is issuing to GKN (or its designees) warrants ("Warrants") to purchase 250,000 shares of the Company's Common Stock, exercisable for a period of three years commencing on the date hereof at an exercise price of $6.50 per share. The Warrants are fully earned by GKN as of the execution of this Agreement and may not be terminated by the Company for any reason. The Warrants are evidenced by a warrant agreement(s) in the form of Exhibit A hereto; and

               (b) such fees as may be mutually agreed upon with respect to Transactions, Bank Financings and Other Services.

            5. Intentionally Omitted.

            6. In addition to the fees payable hereunder, the Company shall reimburse Consultant for all reasonable travel and out-of-pocket expenses incurred in connection with the services performed by Consultant pursuant to this Agreement, promptly after submission to the Company of appropriate evidence of such expenditures; provided, however, that any single expense or group of related expenses of more than $1,000 shall require prior written approval from the Company.

            7. (a) The Company acknowledges that all opinions and advice (written or oral) given by Consultant to the Company in connection with Consultant's engagement are intended solely for the benefit and use of the Company in considering the transaction to which they relate, and the Company agrees that no person or entity other than the Company shall be entitled to make use of or rely upon the advice of Consultant to be given hereunder, and no such opinion or advice shall be used for any manner or for any purpose, nor may the Company make any public references to Consultant, or use the Consultant's name in any annual reports or any other reports or releases of the Company, without Consultant's prior written consent.


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               (b) The Company acknowledges that Consultant makes no commitment to make a market in the Company's securities, to recommend or advise its clients to purchase the Company's securities, or to prepare research or corporate finance reports.

            8. Consultant will hold in confidence any confidential information which the Company provides to Consultant pursuant to this Agreement which is designated by an appropriate stamp or legend as being confidential. Notwithstanding the foregoing, Consultant shall not be required to maintain confidentiality with respect to information (i) which is or becomes part of the public domain not due to the breach of this Agreement by Consultant; (ii) of which it had independent knowledge prior to disclosure; (iii) which comes into the possession of Consultant in the normal and routine course of its own business from and through independent non-confidential sources; or (iv) which is required to be disclosed by Consultant by laws, rules or regulators. If Consultant is requested or required to disclose any confidential information supplied to it by the Company, Consultant shall, unless prohibited by law, promptly notify the Company of such request(s) so that the Company may seek an appropriate protective order.

            9. The Company acknowledges that Consultant or its affiliates are in the business of providing financial services and consulting advice to others. Nothing herein contained shall be construed to limit or restrict Consultant in conducting such business with others, or in rendering such advice to others.

            10. The Company recognizes and confirms that, in advising the Company hereunder, Consultant will use and rely on data, material and other information furnished to Consultant by the Company, without independently verifying the accuracy, completeness or veracity of same.

            11. The Company agrees to indemnify and hold harmless GKN, it employees, agents, representatives and controlling persons from and against any and all losses, claims, damages, liabilities, suits, actions, proceedings, costs and expenses (collectively, "Damages"), including, without limitation, reasonable attorney fees and expenses, as and when incurred, if such Damages were directly or indirectly caused by, relating to, based upon or arising out of the rendering by GKN of services pursuant to this Agreement, so long as GKN shall not have engaged in intentional or willful misconduct, or shall have acted grossly negligently, in connection with the services provided which form the basis of the claim for indemnification. This paragraph shall survive the termination of this Agreement.

            12. Consultant shall perform its services hereunder as an independent contractor and not as an employee or agent of the Company or any affiliate thereof. Consultant shall have no authority to act for, represent or bind the Company or any affiliate thereof in any manner, except as may be expressly agreed to by the Company in writing from time to time.

            13. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. No provision of this Agreement may be amended, modified or waived, except in a writing signed by both parties. This Agreement shall be binding upon and inure to the benefit of each of the parties and their respective successors, legal representatives and assigns. This Agreement may be executed in counterparts. In the event of any dispute under this Agreement, then and in such event, each party agrees that the same shall be submitted to the American Arbitration Association ("AAA") in the City of New York, for its decision and determination in accordance with its rules and regulations then in effect. Each of the parties agrees that the decision and/or award made by the AAA may be entered as judgment of the Courts or the State of New York, and shall be enforceable as such. This Agreement shall be construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws.


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            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written.

GKN SECURITIES CORP.                US OPPORTUNITY SEARCH, INC.



By:  /s/ Deborah Novick             By: /s/ Leonard Osser
     ------------------                 -------------------
         Deborah S. Novick                  Leonard Osser


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